Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                      Contact:                      David M. Findlay
                                                                                                                               President and
                                                                                                                               Chief Financial Officer
                                                                                                                               (574) 267-9197
                                                                                                                               david.findlay@lakecitybank.com

NET INCOME AND EARNINGS PER SHARE

SET PERFORMANCE RECORDS

Loan Growth of $91 million Contributes to Economic Recovery

Warsaw, Indiana (October 25, 2011) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $8.4 million for the third quarter of 2011.  This net income performance represents a 30% increase over $6.5 million for the third quarter of 2010.  On a linked quarter basis, net income increased 6% compared to net income of $8.0 million for the second quarter of 2011.

Diluted earnings per common share also increased 30% for the quarter to $0.52 versus $0.40 for the comparable period of 2010.  Diluted earnings per common share increased 6% versus $0.49 in the second quarter of 2011.

The Company further reported record net income of $22.4 million for the nine months ended September 30, 2011 versus $18.8 million for the comparable period of 2010, an increase of 19%.  Diluted net income per common share increased 43% to $1.37 for the nine months ended September 30, 2011 versus $0.96 for the comparable period of 2010.

The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.155 per share, payable on November 7, 2011 to shareholders of record as of October 25, 2011.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “During 2011, we’ve maintained our focus on serving Indiana communities and Indiana clients and this performance is a direct result of our disciplined adherence to this strategy.  Our shareholders, communities and clients have all benefitted from our drive to be the leading community bank in Indiana.”

“We’re continuing our Indiana growth and expansion with the opening of regional headquarter offices in the Indianapolis and South Bend markets in the fourth quarter.  We’re excited about the strong local response we’ve received in both of these markets and look forward to the growth that will come with the opening of these offices,” added Kubacki.

Average total loans for the third quarter of 2011 were $2.16 billion versus $2.06 billion for the third quarter of 2010 and $2.14 billion for the linked second quarter of 2011.  Total loans outstanding grew $127 million, or 6%, from $2.05 billion as of September 30, 2010 to $2.18 billion as of September 30, 2011.  Total loans increased by $33 million, or 2%, during the third quarter of 2011.

David M. Findlay, President and Chief Financial Officer commented, “There’s not a more effective way for a commercial bank to contribute to economic recovery than to make loans in the communities it serves and we’re pretty proud of our lending performance.  Since year-end 2010, we’ve increased loans by $91 million and have experienced loan growth in every Indiana market we serve.  During the economic challenges of the past few years, our good financial performance has really allowed us to focus on serving clients and our loan growth of $348 million, or nearly 20%, since 2008 demonstrates that commitment.”

The Company’s net interest margin was 3.48% in the third quarter of 2011 versus 3.70% for the third quarter of 2010 and 3.53% in the linked second quarter of 2011.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields.  For the nine months ended September 30, 2011, the Company’s net interest margin was 3.60% versus 3.77% for the comparable period in 2010.

The Company’s provision for loan losses in the third quarter of 2011 was $2.4 million versus $6.2 million in the same period of 2010.  In the second quarter of 2011, the provision was $2.9 million.  For the nine months ended September 30, 2011, the Company’s provision for loan losses was $10.9 million versus $17.4 million for the comparable period in 2010.  The provision decrease on a year-over-year basis was generally driven by stabilization or improvement in key loan quality metrics, including lower year-to-date net charge offs, decreased levels of nonperforming loans on a linked quarter basis and strong reserve coverage of nonperforming loans, continuing signs of stabilization in economic conditions in the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of September 30, 2011 was $52.1 million compared to $42.0 million as of September 30, 2010 and $51.3 million as of June 30, 2011.  The allowance for loan losses represented 2.39% of total loans as of September 30, 2011 versus 2.05% at September 30, 2010 and 2.39% as of June 30, 2011.

Net charge-offs totaled $1.6 million in the third quarter of 2011 versus $1.5 million during the third quarter of 2010 and $136,000 during the second quarter of 2011.  The largest net charge off attributable to a single commercial credit during the quarter was $600,000.  For the nine months ended September 30, 2011, net charge-offs were $3.8 million versus $7.5 million for the comparable period in 2010.    Nonperforming assets were $36.2 million as of September 30, 2011 versus $29.5 million as of September 30, 2010 and $40.1 million as of June 30, 2011.  The ratio of nonperforming assets to total assets at September 30, 2011 was 1.28% versus 1.09% at September 30, 2010 and 1.47% at June 30, 2011.  The allowance for loan losses represented 157% of nonperforming loans as of September 30, 2011 versus 137% at June 30, 2011 and 162% at September 30, 2010.

Findlay added, “While we’re pleased with the reduction in nonperforming loans and the resulting increase in loan loss reserve coverage in the quarter, our outlook remains cautious.  The economic recovery in our markets, while evident, is neither robust nor widespread.  Therefore, we remain concerned about the risk to our borrowers’ financial strength and will continue to closely monitor our loan portfolio and the adequacy of our loan loss reserve.”

The Company's noninterest income decreased 5% to $5.9 million for the third quarter of 2011, versus $6.2 million for the third quarter of 2010.  Noninterest income was also $5.9 million for the second quarter of 2011.  On a year-over-year basis, noninterest income was positively impacted by a $65,000 increase in investment brokerage income and a $159,000 increase in loan, insurance and service fees, which were driven by increases in several ancillary commercial and retail revenue sources.  In addition, wealth advisory fees increased by $82,000.   Non-interest income was negatively impacted by a $334,000 decrease in mortgage banking income.  In addition service charges on deposit accounts decreased by $169,000.  This decline resulted from lower nonsufficient fund charges of $217,000 versus the third quarter of 2010.  Overall, total revenue for the third quarter of 2011 decreased to $28.7 million versus $29.4 million for the comparable period of 2010 and $28.9 million in the second quarter of 2011.

Kubacki commented, “Our cross-selling of fee-based services in the commercial and retail banking businesses has been strong.  Yet, as the entire industry absorbs the impact of the numerous regulatory changes, it will be increasingly difficult to generate comparable levels of noninterest income in the retail banking business.  We’re focused on continuing to emphasize the effective cross-selling of relationship enhancing revenue sources to offset these declines.”

The Company's noninterest expense decreased $150,000, or 1%, to $13.5 million in the third quarter of 2011 versus $13.6 million in the comparable quarter of 2010.  On a linked quarter basis, non-interest expense decreased 4% from $14.0 million in the second quarter of 2011.  On a year-over-year basis, data processing fees decreased $275,000 due to the Company’s completion of the conversion to a new core processor during the second quarter of 2011.  Other expense decreased $850,000 primarily due to lower FDIC deposit insurance premiums as well as lower professional fees and other costs associated with borrowers who are experiencing difficulties.  Salaries and employee benefits increased by $952,000 in the three-month period ended September 30, 2011 versus the same period of 2010.  These increases were driven by staff additions and normal merit increases.  In addition, the Company’s performance based compensation expense increased due to our strong performance and increased recognition levels.  The Company's efficiency ratio for the third quarter of 2011 was 47%, compared to a ratio of 46% for the comparable quarter of 2010 and 48% for the linked second quarter period.

The Company’s tangible common equity to tangible assets ratio was 9.40% at September 30, 2011 compared to 8.93% at September 30, 2010 and 9.37% at June 30, 2011.  Average total deposits for the quarter ended September 30, 2011 were $2.32 billion versus $2.34 billion for the second quarter of 2011 and $2.20 billion for the third quarter of 2010.

Lakeland Financial Corporation is a $2.8 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana and expects to open full service offices in Indianapolis and South Bend during the fourth quarter of 2011.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Capital Americas, L.P., Morgan Stanley & Co., Inc., Sterne Agee & Leach, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2011 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2011	2011	2010	2011	2010
END OF PERIOD BALANCES
Assets	$ 2,827,438	$ 2,735,018	$ 2,710,112	$ 2,827,438	$ 2,710,112
Deposits	2,356,359	2,276,499	2,270,287	2,356,359	2,270,287
Loans	2,181,008	2,148,432	2,053,526	2,181,008	2,053,526
Allowance for Loan Losses	52,073	51,260	42,011	52,073	42,011
Total Equity	268,847	259,400	245,527	268,847	245,527
Tangible Common Equity	265,590	256,097	241,752	265,590	241,752
AVERAGE BALANCES
Total Assets	$ 2,790,191	$ 2,788,763	$ 2,659,995	$ 2,757,766	$ 2,627,235
Earning Assets	2,640,298	2,646,059	2,529,250	2,616,361	2,496,660
Investments	457,360	429,276	436,211	441,771	426,005
Loans	2,160,007	2,137,343	2,060,253	2,131,765	2,038,315
Total Deposits	2,316,323	2,336,234	2,204,119	2,292,776	2,087,425
Interest Bearing Deposits	1,998,402	2,042,063	1,926,858	1,990,605	1,830,299
Interest Bearing Liabilities	2,192,141	2,224,449	2,124,569	2,183,836	2,086,268
Total Equity	264,460	255,843	242,698	256,829	267,804
INCOME STATEMENT DATA
Net Interest Income	$ 22,821	$ 22,945	$ 23,217	$ 69,300	$ 69,330
Net Interest Income-Fully Tax Equivalent	23,198	23,328	23,557	70,443	70,361
Provision for Loan Losses	2,400	2,900	6,150	10,900	17,426
Noninterest Income	5,923	5,918	6,212	16,667	16,418
Noninterest Expense	13,479	13,973	13,629	41,620	40,102
Net Income	8,447	7,989	6,521	22,401	18,761
Net Income Available to Common Shareholders	8,447	7,989	6,521	22,401	15,574
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.52	$ 0.49	$ 0.40	$ 1.38	$ 0.97
Diluted Net Income Per Common Share	0.52	0.49	0.40	1.37	0.96
Cash Dividends Declared Per Common Share	0.155	0.155	0.155	0.465	0.465
Book Value Per Common Share (equity per share issued)	16.58	16.00	15.22	16.58	15.22
Market Value – High	23.94	23.05	21.19	23.94	22.17
Market Value – Low	19.40	20.68	17.84	19.40	17.00
Basic Weighted Average Common Shares Outstanding	16,208,889	16,201,311	16,138,809	16,201,900	16,112,108
Diluted Weighted Average Common Shares Outstanding	16,324,058	16,300,229	16,232,254	16,309,814	16,205,133
KEY RATIOS
Return on Average Assets	1.20%	1.15%	0.97%	1.09%	0.95%
Return on Average Total Equity	12.67	12.52	10.66	11.66	9.37
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	46.89	48.41	46.31	48.41	46.77
Average Equity to Average Assets	9.48	9.17	9.12	9.31	10.19
Net Interest Margin	3.48	3.53	3.70	3.60	3.77
Net Charge Offs to Average Loans	0.29	0.03	0.29	0.24	0.49
Loan Loss Reserve to Loans	2.39	2.39	2.05	2.39	2.05
Loan Loss Reserve to Nonperforming Loans	156.61	137.17	162.33	156.61	162.33
Nonperforming Loans to Loans	1.52	1.74	1.26	1.52	1.26
Nonperforming Assets to Assets	1.28	1.47	1.09	1.28	1.09
Tier 1 Leverage	10.29	10.07	10.04	10.29	10.04
Tier 1 Risk-Based Capital	12.33	12.31	11.95	12.33	11.95
Total Capital	13.59	13.57	13.21	13.59	13.21
Tangible Capital	9.40	9.37	8.93	9.40	8.93
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 3,357	$ 2,379	$ 4,880	$ 3,357	$ 4,880
Loans Past Due 90 Days or More	61	134	145	61	145
Non-accrual Loans	33,190	37,235	25,735	33,190	25,735
Nonperforming Loans (includes nonperforming TDR's)	33,251	37,369	25,880	33,251	25,880
Other Real Estate Owned	2,889	2,753	3,509	2,889	3,509
Other Nonperforming Assets	25	8	74	25	74
Total Nonperforming Assets	36,165	40,130	29,463	36,165	29,463
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	9,300	8,550	6,154	9,300	6,154
Performing Troubled Debt Restructurings	22,428	11,526	8,071	22,428	8,071
Total Troubled Debt Restructurings	31,728	20,076	14,225	31,728	14,225
Impaired Loans	57,659	51,423	36,587	57,659	36,587
Total Watch List Loans	166,499	160,475	171,913	166,499	171,913
Gross Charge Offs	2,099	650	1,719	5,048	8,096
Recoveries	511	514	216	1,214	609
Net Charge Offs/(Recoveries)	1,588	136	1,503	3,834	7,487

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of September 30, 2011 and December 31, 2010
(in thousands, except share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$ 54,832	$ 42,513
Short-term investments	46,446	17,628
Total cash and cash equivalents	101,278	60,141

Securities available for sale (carried at fair value)	464,072	442,620
Real estate mortgage loans held for sale	5,444	5,606

Loans, net of allowance for loan losses of $52,073 and $45,007	2,128,935	2,044,952

Land, premises and equipment, net	31,660	30,405
Bank owned life insurance	39,714	38,826
Accrued income receivable	8,895	9,074
Goodwill	4,970	4,970
Other intangible assets	112	153
Other assets	42,358	45,179
Total assets	$ 2,827,438	$ 2,681,926

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 323,666	$ 305,107
Interest bearing deposits	2,032,693	1,895,918
Total deposits	2,356,359	2,201,025

Short-term borrowings
Securities sold under agreements to repurchase	139,016	142,015
U.S. Treasury demand notes	2,560	2,037
Other short-term borrowings	0	30,000
Total short-term borrowings	141,576	174,052

Accrued expenses payable	12,795	11,476
Other liabilities	1,893	2,318
Long-term borrowings	15,040	15,041
Subordinated debentures	30,928	30,928
Total liabilities	2,558,591	2,434,840

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,211,319 shares issued and 16,140,533 outstanding as of September 30, 2011
16,169,119 shares issued and 16,078,420 outstanding as of December 31, 2010	87,015	85,766
Retained earnings	176,154	161,299
Accumulated other comprehensive loss	6,800	1,350
Treasury stock, at cost (2011 - 70,786 shares, 2010 - 90,699 shares)	(1,211)	(1,418)
Total stockholders' equity	268,758	246,997

Noncontrolling interest	89	89
Total equity	268,847	247,086
Total liabilities and equity	$ 2,827,438	$ 2,681,926

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2011 and 2010
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,390	$ 26,381	$ 78,555	$ 77,676
Tax exempt	114	22	357	60
Interest and dividends on securities
Taxable	3,217	4,033	10,635	12,374
Tax exempt	692	669	2,068	2,022
Interest on short-term investments	18	19	114	60
Total interest income	30,431	31,124	91,729	92,192
Interest on deposits	7,090	7,194	20,868	20,642
Interest on borrowings
Short-term	159	150	477	587
Long-term	361	563	1,084	1,633
Total interest expense	7,610	7,907	22,429	22,862
NET INTEREST INCOME	22,821	23,217	69,300	69,330
Provision for loan losses	2,400	6,150	10,900	17,426
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	20,421	17,067	58,400	51,904

NONINTEREST INCOME
Wealth advisory fees	866	784	2,613	2,409
Investment brokerage fees	741	676	2,093	1,692
Service charges on deposit accounts	2,036	2,205	5,938	6,265
Loan, insurance and service fees	1,259	1,100	3,595	3,094
Merchant card fee income	253	263	775	846
Other income	362	491	1,380	1,506
Mortgage banking income	440	774	594	939
Net securities gains (losses)	(1)	4	(167)	4
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	(33)	(85)	(154)	(337)
Loss recognized in other comprehensive income	0	0	0	0
Net impairment loss recognized in earnings	(33)	(85)	(154)	(337)
Total noninterest income	5,923	6,212	16,667	16,418
NONINTEREST EXPENSE
Salaries and employee benefits	8,611	7,659	24,802	22,729
Occupancy expense	746	711	2,373	2,199
Equipment costs	536	517	1,600	1,568
Data processing fees and supplies	729	1,004	2,820	2,930
Credit card interchange	0	31	2	144
Other expense	2,857	3,707	10,023	10,532
Total noninterest expense	13,479	13,629	41,620	40,102

INCOME BEFORE INCOME TAX EXPENSE	12,865	9,650	33,447	28,220

Income tax expense	4,418	3,129	11,046	9,459

NET INCOME	$ 8,447	$ 6,521	$ 22,401	$ 18,761

Dividends and accretion of discount on preferred stock	0	0	0	3,187

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 8,447	$ 6,521	$ 22,401	$ 15,574

BASIC WEIGHTED AVERAGE COMMON SHARES	16,208,889	16,138,809	16,201,900	16,112,108
BASIC EARNINGS PER COMMON SHARE	$ 0.52	$ 0.40	$ 1.38	$ 0.97
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,324,058	16,232,254	16,309,814	16,205,133
DILUTED EARNINGS PER COMMON SHARE	$ 0.52	$ 0.40	$ 1.37	$ 0.96

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2011
(unaudited in thousands)

	September 30,		December 31,		September 30,
	2011		2010		2010
Commercial and industrial loans:
Working capital lines of credit loans	$ 382,202	17.5%	$ 281,546	13.5%	$ 278,835	13.6%
Non-working capital loans	380,125	17.4	384,138	18.4	398,443	19.4
Total commercial and industrial loans	762,327	34.9	665,684	31.8	677,278	33.0

Commercial real estate and multi-family residential loans:
Construction and land development loans	110,493	5.1	106,980	5.1	120,359	5.9
Owner occupied loans	335,514	15.4	329,760	15.8	333,560	16.2
Nonowner occupied loans	363,777	16.7	355,393	17.0	333,815	16.2
Multifamily loans	19,578	0.9	24,158	1.2	23,955	1.2
Total commercial real estate and multi-family residential loans	829,362	38.1	816,291	39.0	811,689	39.5

Agri-business and agricultural loans:
Loans secured by farmland	101,978	4.7	111,961	5.4	96,002	4.7
Loans for agricultural production	92,414	4.2	117,518	5.6	89,985	4.4
Total agri-business and agricultural loans	194,392	8.9	229,479	11.0	185,987	9.1

Other commercial loans	58,208	2.7	38,778	1.9	34,471	1.7
Total commercial loans	1,844,289	84.6	1,750,232	83.7	1,709,425	83.3

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	107,026	4.9	103,118	4.9	106,956	5.2
Open end and junior lien loans	177,940	8.2	182,325	8.7	181,365	8.8
Residential construction and land development loans	4,380	0.2	4,140	0.2	4,758	0.2
Total consumer 1-4 family mortgage loans	289,346	13.3	289,583	13.8	293,079	14.2

Other consumer loans	47,623	2.1	51,123	2.4	51,989	2.5
Total consumer loans	336,969	15.4	340,706	16.3	345,068	16.7
Subtotal	2,181,258	100.0%	2,090,938	100.0%	2,054,493	100.0%
Less: Allowance for loan losses	(52,073)		(45,007)		(42,011)
Net deferred loan fees	(250)		(979)		(967)
Loans, net	$2,128,935		$2,044,952		$2,011,515

Note: As a result of FASB ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, the Company has revised this table in order to present the data with greater granularity.  This disaggregation will be substantially the same as those used in disclosures of credit quality.